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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and prospectus of Columbia/HCA Healthcare Corporation for the registration of $1,000,000,000 of notes in an offer to exchange for any and all of certain subordinated notes of Healthtrust, Inc. -The Hospital Company and to the incorporation by reference therein of our reports dated February 28, 1995, with respect to the consolidated financial statements and schedule of Columbia/HCA Healthcare Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, and April 24, 1995 with respect to the supplemental consolidated financial statements and schedule of Columbia/HCA Healthcare Corporation included in its Current Report on Form 8-K dated April 24, 1995 both as filed with the Securities and Exchange Commission.



                                                  Ernst & Young LLP


Louisville, Kentucky
May 24, 1995